                                                                       EXHIBIT G

                   SCHEDULE OF ESTIMATED FEES AND EXPENSES IN
                    CONNECTION WITH THE PROPOSED TRANSACTION

                                                (In thousands)
                                                --------------

      Investment Banking Fees                       $2,700

      Legal and Regulatory                           1,485

      Accounting Fees                                  200

      Filing Fees                                       82

      Printing                                         100

      Proxy Solicitation                                10

      Exchange Agent                                    20

      Miscellaneous                                     25
                                                    ------

           Total                                    $4,622
                                                    ======